CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit 10.4

SUPPLY AGREEMENT
BETWEEN
CYDEX PHARMACEUTICALS, INC.
AND
CURX PHARMACEUTICALS, INC.
DATED: August 12, 2013

TABLE OF CONTENTS
Section    Title    Page

1.	DEFINITIONS. 1

2.	PURCHASE AND SUPPLY OF CAPTISOL. 2

3.	SUPPLY TERMS. 3

4.	COMPENSATION. 8

5.	REPRESENTATIONS AND WARRANTIES. 9

6.	TERM AND TERMINATION. 10

7.	GENERAL PROVISIONS. 11

TABLE OF EXHIBITS
Exhibit    Title    Page
A.    PURCHASE PRICES FOR CAPTISOL    A-1
B.    SPECIFICATIONS    B-1

i

SUPPLY AGREEMENT
THIS SUPPLY AGREEMENT (this “Agreement”) is made this 12th day of August, 2013 (the “Effective Date”) between:
CYDEX PHARMACEUTICALS, INC., a Delaware corporation, with offices at 11119 North Torrey Pines Road, Suite 200, La Jolla, California 92037 (“CyDex”); and
CURX PHARMACEUTICALS, INC., a Delaware corporation, with offices at 3210 Merryfield Row, San Diego, CA 92121 (“Company”).
RECITALS
WHEREAS, CyDex is engaged in the business of developing and commercializing novel drug delivery technologies designed to enhance the solubility and effectiveness of existing and development-stage drugs;
WHEREAS, CyDex is the exclusive supplier of Captisol®, a drug formulation system designed to enhance the solubility and stability of drugs;
WHEREAS, CyDex desires to supply and Company desires to purchase Captisol from CyDex, under the terms and conditions set forth herein; and
WHEREAS, CyDex and Company are contemporaneously entering into a License Agreement (the “License Agreement”);
NOW, THEREFORE, in consideration of the following mutual promises and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, agree as follows:

1.	DEFINITIONS.
For the purposes of this Agreement, the following definitions shall apply:
“Captisol” means [***].
“Clinical Grade Captisol” means Captisol which [***].
“Commercial Grade Captisol” means Captisol which [***].
“Commercial Grade Shortfall” shall have the meaning defined in Section 4.2.
“Defect” and “Defective” shall have the meanings defined in Section 3.6(b).
“Detailed Forecast” shall have the meaning defined in Section 3.2.
“First Commercial Order Date” shall have the meaning defined in Section 3.1.

“GMP” means manufactured under conditions of current good manufacturing practices for bulk excipients as set forth in U.S. Pharmacopeia <1078> as of the Effective Date or any successor thereto.
“Latent Defect” shall have the meaning defined in Section 3.6(c).
“Minimum Remaining Shelf Life” means with respect to Captisol, a remaining shelf life of not less [***].
“Notice” shall have the meaning defined in Section 4.1.
“Notice of Termination” shall have the meaning defined in Section 6.2.
“Permitted Purchaser Requirements” [***].
“Permitted Purchasers” means, collectively: (i) Company; (ii) Affiliates of Company; (iii) Sublicensees of Company; and (iv) all Contract Manufacturers for Company, Affiliates of Company and Sublicensees permitted in accordance with the License Agreement.
“Purchase Volume Limitations” shall have the meaning defined in Section 3.3.
“Specifications” means the specifications for Captisol set forth in Exhibit B hereto, as such may be amended from time to time pursuant to Section 3.10.
“Term” shall have the meaning defined in Section 6.1.
“Testing Methods” shall have the meaning defined in Section 3.6(a).
“Third-Party Manufacturer” shall have the meaning defined in Section 2.3.
In addition, any capitalized terms not separately defined herein, including “Affiliate”, “Claim”, “Compound”, “Confidential Information”, “Contract Manufacturer”, “DMF”, “FDA”, “IND”, “Licensed Product”, “NDA”, “Quality Agreement”, “Sublicensee”, “Territory”, “Third Party” and “Valid Claim” shall have the respective meanings defined in the License Agreement.

2.	PURCHASE AND SUPPLY OF CAPTISOL.
2.1    Purchase Commitment. Subject to the provisions of this Agreement and during the Term of this Agreement, Company agrees that Company and the other Permitted Purchasers shall purchase from CyDex and CyDex shall supply [***] of the Permitted Purchaser Requirements for Captisol during the Term. This Agreement and the License Agreement do not grant Company or any other Permitted Purchaser the right to manufacture (or have manufactured on their behalf) under Licensed Patents, Captisol, without CyDex’s prior written consent except as otherwise set forth in this Agreement.
2.2    Supply Commitment. CyDex agrees that CyDex shall produce (or have produced for it as set forth in Section 2.3), sell and deliver to Company and the other Permitted Purchasers [***] of the Permitted Purchaser Requirements, subject to the provisions of this Agreement. CyDex shall only be required to sell Captisol pursuant to this Agreement. Company shall place orders for Captisol on behalf of itself and the other Permitted Purchasers, and shall guarantee payment to CyDex of all amounts payable with respect thereto. This Agreement does not grant Company or any other Permitted Purchaser the right to manufacture (or have manufactured on their behalf) under any CyDex intellectual property rights, Captisol.
2.3    Third-Party Manufacturers. Without limiting CyDex’s responsibility under this Agreement, CyDex shall have the right, [***]. CyDex shall warrant that such Captisol shall, at a minimum, meet the Specifications as set forth in Exhibit B and the Minimum Remaining Shelf Life and have been manufactured in accordance with all applicable laws and regulations, including under conditions of GMP and under the same DMF and manufacturing processes referenced in Company’s IND or NDA. [***].
2.4    Restrictions. Company covenants and agrees that: (a) all Captisol supplied by CyDex pursuant to this Agreement shall be used only in Licensed Products (except for testing, etc., required by Company, Permitted Purchasers and/or regulatory authorities, in relation to Licensed Products); (b) Company shall obtain the written agreement of each Permitted Purchaser to not resell Captisol as a standalone product and only use Captisol in accordance with (a) above; (c) except as provided in Section 3.8(c), Company shall not make or have made, and shall not permit any other Permitted Purchaser to make or have made, Captisol; and (d) Company and its Affiliates shall not sell, deliver or transfer to anyone any Captisol supplied by CyDex pursuant to this Agreement.

3.	SUPPLY TERMS.
3.1    Long-Term Forecast. Company shall use reasonable efforts to provide to CyDex, at least [***] before the date on which Company anticipates issuing its first purchase order to CyDex for Commercial Grade Captisol (the “First Commercial Order Date”), a non-binding forecast setting forth Company’s estimate of the required quantities of Commercial Grade Captisol for each of the following [***]. Such non-binding long-term forecast shall thereafter be updated by Company at least once every [***]. In the event that any such [***] forecast estimates quantities of Captisol in excess of [***], the detailed forecasting requirements of Section 3.2 below shall become applicable.
3.2    Binding Detailed Forecast. At least [***] before the First Commercial Order Date, Company shall provide to CyDex a detailed rolling forecast setting forth Company’s requirements (inclusive of all Permitted Purchaser Requirements) and anticipated delivery schedules for Commercial Grade Captisol for [***] (the “Detailed Forecast”) which includes the [***] in which the First Commercial Order Date occurs and [***]. For purposes of this Agreement, [***]. The Detailed Forecast shall thereafter be updated by Company [***] on a rolling basis, no later than the [***], so that in [***] CyDex shall have been provided with a rolling Detailed Forecast for [***] commencing on the [***] following the date on which such Detailed Forecast is submitted. The Detailed Forecast shall be firm and binding on Company, subject to the permissible variances set forth in Section 3.3 below, with respect to the [***]. [***] of such Detailed Forecast shall not be binding and shall be provided for the sole purpose of planning; provided, that if Company fails to provide any updated Detailed Forecast in accordance with this Section 3.2, the Detailed Forecast last provided by Company shall be deemed to be Company’s binding Detailed Forecast for the [***], and with the same quantity and timing as had been forecasted (or deemed to be forecasted) for the [***] of the prior Detailed Forecast being repeated as the forecasted quantity and timing for the new Detailed Forecast’s [***].
3.3    Detailed Forecast Variances. Each updated Detailed Forecast may modify the amount of Commercial Grade Captisol estimated in the previous Detailed Forecast in accordance with the following limitations (the “Purchase Volume Limitations”):

(i)    for the [***], no change in excess of a [***]% volume increase or decrease may be made to the forecast provided for the [***] in the immediately preceding Detailed Forecast without the prior express written consent of CyDex;
(ii)    for the [***], no change in excess of a [***]% volume increase or decrease may be made to the forecast provided for the [***] in the immediately preceding Detailed Forecast without the prior express written consent of CyDex; and
(iii)    for the [***], no change in excess of a [***]% volume increase or decrease may be made to the forecast provided for the [***] in the immediately preceding Detailed Forecast without the prior express written consent of CyDex.
3.4    Supply.
(a)    Purchase Orders. Together with each Detailed Forecast provided under Section 3.2, Company shall place a firm purchase order with CyDex, for Company’s order of Commercial Grade Captisol for the [***] of the Detailed Forecast for delivery consistent with the Detailed Forecast. Each purchase order, for all grades of Captisol, shall specify: (i) the grade of Captisol ordered (i.e., Commercial Grade Captisol or Clinical Grade Captisol); (ii) quantities; (iii) delivery dates; and (iv) reasonable shipping instructions and packaging requirements. Any firm purchase order for Captisol, to the extent it does not request more or less than the Purchase Volume Limitations (in the case of Commercial Grade Captisol ordered) nor request a delivery date less than [***] nor more than [***] after the date of such purchase order (in the case of any grade of Captisol ordered), shall be deemed accepted by CyDex upon receipt by CyDex. With respect to quantities of Commercial Grade Captisol ordered pursuant to such purchase order that exceed the Purchase Volume Limitations, CyDex shall not be obligated to accept the excess portion of such purchase order but nevertheless shall use good faith efforts to fill such orders for such excess quantities. If CyDex, despite the use of good faith efforts, is unable to supply such quantities that exceed the Purchase Volume Limitations for Commercial Grade Captisol in the desired delivery schedule, such inability to supply shall not be deemed for any purpose to be a breach of this Agreement by CyDex or an inability by CyDex to supply, [***]. If any purchase order or other document submitted by Company hereunder or any other document passing between the parties contains terms or conditions in addition to or inconsistent with the terms of this Agreement, the terms of this Agreement shall control and prevail and the parties hereby agree that such additional or inconsistent terms shall simply be ignored and deemed not to exist, unless they are handwritten and expressly identified as being additional to or inconsistent with this Section 3.4 and are signed by officers of both parties next to the handwriting.
(b)    [***].
3.5    Delivery. Unless otherwise agreed in writing by the parties, Captisol shall be delivered [***]. Title and risk of loss and/or damage to Captisol shall pass to Company upon delivery of Captisol to Company at [***]. Company acknowledges the inherent risk that a batch of Captisol may be lost in production or shipment, and Company shall use commercially reasonable efforts to maintain a sufficient inventory of Captisol in the event of late delivery by CyDex. Quantities actually delivered to Company pursuant to an accepted purchase order may vary from the quantities reflected in such purchase order by up to [***] and still be deemed to be in compliance with such purchase order; provided, however, that Company shall only be invoiced and required to pay for the quantities of Captisol that Company actually ordered and CyDex actually delivered to Company. CyDex shall, if requested by Company, use commercially reasonable efforts to include in the next shipment of Captisol to Company, any quantities ordered pursuant to an accepted purchase order but not previously delivered.
3.6    Quality Control; Acceptance and Rejection.
(a)    Quality Control. The Parties shall negotiate in good faith a mutually agreeable Quality Agreement. The Quality Agreement shall clearly describe audit rights and procedures, which shall be consistent with this Agreement. CyDex shall conduct or have conducted quality control testing of Captisol before shipment in accordance with the Quality Agreement, Specifications, all applicable laws and regulations, including GMP and other CyDex-approved quality control testing procedures (the “Testing Methods”). CyDex shall retain or have retained accurate and complete records pertaining to such testing. Each shipment of Captisol hereunder shall be accompanied by a certificate of analysis for each lot of Captisol therein signed by the responsible quality control official of CyDex.
(b)    Acceptance Testing. Company shall have a period of [***] from the date of receipt to test or cause to be tested Captisol supplied under this Agreement. Company or its designee shall have the right to reject by notice to CyDex any shipment of Captisol that does not conform in all material respects with the Specifications, DMF, the Minimum Remaining Shelf Life, applicable laws and regulations, including GMP or is otherwise materially defective or materially not in compliance with the applicable purchase order (including any packaging instructions set forth therein) or the terms of this Agreement at the time of delivery pursuant to Section 3.5 when tested in accordance with the Testing Methods (such Captisol thereby having a “Defect” and upon proper rejection, deemed “Defective”). All shipments of Captisol shall be deemed accepted by Company unless CyDex receives written notice of rejection from Company within such [***] period describing the reasons for the rejection in reasonable detail. Once a delivery of Captisol is accepted or deemed accepted hereunder, Company shall have no recourse against CyDex in the event Captisol is subsequently deemed unsuitable for use for any reason, except as provided in Section 10.1 of the License Agreement or except in circumstances where the Defect is deemed a Latent Defect.
(c)    Latent Defects. As soon as either party becomes aware of any Defect in any Captisol lot which either (i) existed at the time of acceptance but was not discovered after a reasonable inspection or (ii) arose, before the [***] after actual or deemed acceptance, by no fault of any Permitted Purchasers (each such Defect, a “Latent Defect”), it shall promptly notify the other party of such event (including reasonable details and the lot involved). If Captisol accepted by Company becomes non-conforming by virtue of the Latent Defect, Company may place the lot on quality assurance hold pending CyDex’s investigation and a final resolution of the claimed Latent Defect. In the event that such Captisol is found to contain a Latent Defect, such Captisol shall be deemed rejected as of the date of the notice, and the rights and obligations of the parties with respect to the rejected Captisol shall thereafter be governed by the same process as governs acceptance testing set forth below.
(d)    Confirmation. After its receipt of a notice of rejection from Company pursuant to Section 3.6(b) or (c) above, CyDex shall notify Company as soon as reasonably practical whether it accepts Company’s basis for rejection and Company shall cooperate with CyDex in determining whether such rejection was necessary or justified. If the parties are unable to agree as to whether a shipment of Captisol supplied by CyDex or its Third-Party Manufacturer hereunder is Defective, such question shall be submitted to an independent quality control laboratory mutually agreed upon by the parties. The findings of such independent laboratory shall be binding upon the parties. The cost of the independent quality control laboratory shall be borne [***].
(e)    Return or Destruction of Rejected Shipments. Company may not return or destroy any batch of Captisol until it receives written notification from CyDex that CyDex does not dispute that the batch or material portion thereof is Defective. CyDex shall indicate in its notice either that Company is authorized to destroy the rejected batch of Captisol or that CyDex requires return of the rejected Captisol. Upon written authorization from CyDex to do so, Company shall promptly destroy the rejected batch of Captisol and provide CyDex with written certification of such destruction, or, if the request so states, Company shall promptly return the rejected batch of Captisol to CyDex. In each case, [***].
(f)    Independent Testing.    If there is a dispute as to whether any batch is Defective or has been properly rejected, then the Parties shall designate a mutually acceptable Third Party laboratory to make a determination on such matter from a sample obtained from the rejected batch. The decision of the Third Party laboratory shall be binding on all parties hereto and all expenses related to such Third Party investigation shall be [***]. Should such Third Party laboratory confirm Company’s claim, the batch shall be deemed to be Defective and properly rejected and may be returned or destroyed in accordance with CyDex’s instructions.
(g)    Refund or Replacement. Company shall not be required to pay any invoice with respect to any shipment of Captisol properly rejected pursuant to this Section 3.6. Notwithstanding the foregoing, Company shall be obligated to pay in full for any rejected shipment of Captisol that is not subsequently determined to be Defective, irrespective of whether Company has already paid CyDex for a replacement shipment. If Company pays in full for a shipment of Captisol and subsequently properly rejects such shipment in accordance with this Section 3.6, Company shall be entitled, upon confirmation that such shipment or material portion thereof is Defective, [***]. Company acknowledges and agrees that, except for the indemnification obligations set forth in Section 10.1 of the License Agreement, Company’s rights to [***] shall be Company’s sole and exclusive remedy, and CyDex’s sole obligation, with respect to Defective or non-conforming Captisol delivered hereunder.
(h)    Exceptions. Company’s [***] set forth in this Section 3.6 shall not apply to any Captisol that is Defective due to damage (i) caused by Company, its Affiliates or Permitted Purchasers or their respective employees or agents, including but not limited to misuse, neglect, improper storage, transportation or use beyond any dating provided or (ii) that occurs after delivery of such Captisol to the carrier at the point of delivery, including but not limited to any damage caused thereafter by accident, fire or other hazard; and CyDex shall have no liability or responsibility to Company with respect thereto.

3.7    Facilities and Inspections. CyDex shall permit, and shall use reasonable commercial efforts to induce each Third-Party Manufacturer to permit, a reasonable and limited number of Company’s authorized representatives, during normal working hours and upon reasonable prior notice to CyDex but in no event less than [***] prior notice (subject to Third-Party Manufacturer’s consent to be reasonably sought by CyDex), to confidentially inspect for a reasonable and limited number of days that portion of all CyDex facilities utilized for the manufacture, preparation, processing, storage or quality control of Captisol or such facilities of any Third-Party Manufacturer, no more frequently than [***]. Company’s authorized representatives shall be accompanied by CyDex personnel at all times, shall be qualified to conduct such manufacturing audits, shall comply with all applicable rules and regulations relating to facility security, health and safety. Company shall ensure that its authorized representatives conduct each manufacturing audit in such a manner as to not interfere with the normal and ordinary operations of CyDex or its Third-Party Manufacturer. Except as expressly set forth in this Section 3.7, Company, Permitted Purchasers and their respective employees or representatives shall not have access to CyDex’s facilities or the facilities of any Third-Party Manufacturer.
3.8    Inability to Supply.
(a)    [***]. CyDex may in its discretion [***].
(b)    Notice. CyDex shall use reasonable commercial efforts to, within [***] after CyDex’s receipt of a purchase order from Company, notify Company if CyDex knows it will be unable to supply at the scheduled delivery time any quantity of non-Defective Captisol ordered by Company.
(c)    [***]. If CyDex is unable to supply to Company and/or its Permitted Purchasers the quantity of non-Defective Captisol that CyDex is required to supply hereunder, CyDex shall [***].
3.9    Product Recalls. If any Captisol should be alleged or proven to be Defective, Company shall notify CyDex immediately, and both parties shall cooperate fully regarding the investigation and disposition of any such matter. If (i) Company recalls any Licensed Product, or (ii) the FDA requires the recall of any Licensed Product, and in either case such recall is [***]. Company shall ensure that Permitted Purchasers maintain records of all sales of Licensed Product sufficient to adequately administer any such recall consistent with applicable laws and regulations.
3.10    Regulatory Status and Specifications.
(a)    CyDex shall be solely responsible for maintaining the necessary approvals and authorizations for Captisol from applicable regulatory authorities, including updating and maintaining the DMF.
(b)    CyDex shall promptly notify Company on becoming aware of any matters that are likely to affect adversely the regulatory status of Captisol or the ability of CyDex to supply Captisol in accordance with the terms of this Agreement.
(c)    Except as set forth herein, CyDex may, after [***], make [***], CyDex shall nonetheless continue to provide Captisol with Captisol under the unmodified Specifications and manufacturing process under the terms of this Agreement until such time that Company has obtained any required approvals for the Specification change or the manufacturing process, as applicable, for Captisol by the FDA and other applicable major-market regulatory agencies (but only for so long as

Company has not failed to diligently pursue all required approvals for the Specification change or the manufacturing process, as applicable, from the FDA and other applicable major-market regulatory agencies).
(d)    In the event that the FDA or another applicable regulatory agency having jurisdiction requires Company to implement any changes to the Specifications or the manufacturing process for Captisol, or Company desires to change (including to narrow any ranges within) the Specifications or the manufacturing process for Captisol and CyDex elects in its sole discretion to accommodate such desire, CyDex shall make all such changes required by the FDA or other applicable regulatory agency or requested by Company. CyDex shall promptly advise Company as to any lead-time changes or other terms that may result from a change to the Specifications or the manufacturing process for Captisol. (In such a case, the lead-times specified in and the other provisions of Section 3.10(c) shall be inapplicable.) Company shall bear the costs including the costs CyDex actually incurred for materials already purchased expressly for Company, its Affiliates or Sublicensees which cannot be sold to a third party and are rendered unusable by a change in Specifications or the manufacturing process for Captisol requested by Company and agreed to by CyDex.
(e)    The parties shall use commercially reasonable efforts to cooperate with each other in order to carry out the intent and purposes of this Section 3.10. [***].
3.11    Orders of Clinical Grade Captisol. During or before Company’s clinical development of any Licensed Product, (a) Company or a Permitted Purchaser shall provide CyDex with purchase orders from time to time as needed for Clinical Grade Captisol, and (b) CyDex shall accept and fulfill all such purchase orders for Clinical Grade Captisol, provided that such purchase order is consistent with the terms of Section 3.4(a). Sections 3.4, 3.5 and 3.6 shall apply to such order.

4.	COMPENSATION.
4.1    One-Time Payment and Captisol Pricing. Company shall pay to CyDex within [***] from the Effective Date a non-refundable, one-time fee of $[***] in partial consideration of the rights granted to Company under this Agreement. In addition, the purchase prices for Captisol pursuant to this Agreement are as specified in Exhibit A. CyDex reserves the right to increase such purchase prices set forth in Exhibit A on [***].
4.2    Shortfall Reimbursement (Take or Pay). If Company fails to order (pursuant to and in compliance with Article 3) for [***] of any Detailed Forecast a quantity of Commercial Grade Captisol to be delivered during [***] (or within [***]) that is equal to or greater than the quantity of Commercial Grade Captisol Company is obligated to purchase pursuant to the applicable Detailed Forecast (the difference between the quantity of Commercial Grade Captisol Company is obligated to purchase in [***] pursuant to the applicable Detailed Forecast and the amount of Commercial Grade Captisol that Company actually orders for delivery in [***] (or within [***] after the firm purchase order is placed), the “Commercial Grade Shortfall”), then Company shall either (a) pay CyDex [***] of the purchase price hereunder for the Commercial Grade Shortfall amount and in such case shall not be entitled to receive delivery of such Commercial Grade Shortfall amount or (b) pay CyDex [***] of the purchase price hereunder for the Commercial Grade Shortfall amount and in such case shall be entitled to receive delivery of such Commercial Grade Shortfall amount. In either event, such payment must be made within [***]. This Section 4.2 is based on the time stated for delivery in the original order, as opposed to the time delivery is actually made.

4.3    Payments; Taxes. All amounts due hereunder are stated in, and shall be paid in, U.S. Dollars. Payment of CyDex’s invoices shall be made, except to the extent disputed in good faith, within [***] of Company’s receipt of such invoices. The purchase prices for Captisol specified in Exhibit A exclude all applicable sales, use, and other taxes, and Company shall be responsible for payment of all such taxes (other than taxes based on CyDex’s income), fees, duties, and charges, and any related penalties and interest, arising from the payment of amounts due hereunder. Cumulative with and not exclusive of any and all other available remedies, unpaid and undisputed balances shall accrue interest, [***]. If any amount due hereunder and not subject to a reasonable, good-faith dispute by Company remains outstanding for more than [***] after its due date, CyDex may, in addition to any other rights or remedies it may have, refuse to ship Captisol hereunder except upon payment by Company in advance.

5.	REPRESENTATIONS AND WARRANTIES.
5.1    Limited Warranty. CyDex warrants solely to Company that:
(b)    All Captisol sold to Company pursuant to this Agreement shall conform to the respective Specifications (as applicable for Clinical Grade Captisol or Commercial Grade Captisol), the DMF, the Minimum Remaining Shelf Life and all applicable laws, including GMP, at the time of delivery and shall not, before the [***] after actual or deemed acceptance, be subject to any Latent Defects;
(c)    CyDex, its Affiliates and its Third-Party Manufacturers are not a debarred entity and have not used and will not use in any capacity the services of any individual or entity debarred under 21 U.S.C. §335(a) or (b) of the Federal Food, Drug and Cosmetic Act in connection with its obligations hereunder;
(d)    To CyDex’s knowledge, CyDex, its Affiliates and its Third-Party Manufacturers hold, and are operating in material compliance with, all permits, licenses, franchises, authorizations and clearances of the FDA and/or any other regulatory authority required in connection with the manufacture and supply of Captisol, except where the failure to so hold or be so operating does not have and would not reasonably be expected to have a material adverse effect on (i) CyDex and/or its ability to supply Captisol and/or (ii) Company and/or its ability to obtain Captisol and/or exploit Licensed Products;
(e)    CyDex does not know of any actual or threatened enforcement actions relating to the manufacture and/or supply of Captisol against CyDex, its Affiliates or its Third-Party Manufacturers by the FDA or any other federal, state or major-market foreign regulatory authority.
5.2    Representations, Warranties. The provisions of Section 9.1 (Mutual Representations and Warranties) of the License Agreement are incorporated herein by reference as if fully set forth herein, with references therein to “this Agreement” being understood to refer to this Supply Agreement rather than to the License Agreement.
5.3    Disclaimer. The warranties set forth in this Section 5 are provided in lieu of, and EACH PARTY HEREBY DISCLAIMS, ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, relating to the subject matter of this agreement or Captisol, including but not limited to the implied warranties of merchantability, non-infringement and fitness for a particular purpose. CyDex’s warranties under this Agreement are solely for the benefit of Company and may be asserted only by Company and not any Affiliate, Permitted Purchaser or other Third Party (other than a Company Indemnitee with respect to an indemnification claim). Company shall be solely responsible for all representations and warranties that Company or its Affiliates make to any Permitted Purchaser.

6.	TERM AND TERMINATION.
6.1    Term. The term of this Agreement (the “Term”) shall commence on the Effective Date and, unless terminated earlier as set forth herein, shall continue until the earlier of (a) termination of the License Agreement in its entirety or (b) [***] after Company provides written notice to CyDex of its intent to terminate this Agreement for convenience.
6.2    Termination for Breach. If either party should materially breach or violate or fail to perform any material term or covenant of this Agreement, then the other party may give written notice of such default to the first party. If such party should fail to cure such default within [***] (or [***] with respect to any payment obligation) of the date of such notice, the other party shall have the right to terminate this Agreement by a second written notice (a “Notice of Termination”) to the first party. If Notice of Termination is sent to such first party, this Agreement shall automatically terminate on the effective date of such notice. The parties agree that any failure by Company to pay when due (subject to the [***] cure period) [***] of such portion of any amount of money owing from Company to CyDex as is not disputed in good faith by Company shall conclusively be deemed to constitute a “material” breach.
6.3    Termination for Bankruptcy. Either party may terminate this Agreement immediately upon written notice to the other party in the event that the first party has a petition in bankruptcy filed against it that is not dismissed within [***] of such filing, files a petition in bankruptcy or makes an assignment for the benefit of creditors.
6.4    Effect of Termination. Upon the termination of this Agreement by CyDex under Section 6.2, (a) Company shall no longer have any rights to purchase Captisol (subject to any election CyDex may make under the last sentence of Section 6.5) and (b) each party shall promptly return all relevant records and materials in its possession or control containing the other party’s Confidential Information with respect to which the former party does not retain rights hereunder; [***].
6.5    Survival. Notwithstanding any other provisions of this Agreement, any liability or obligation of either party to the other for acts or omissions before the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement. Such termination or expiration shall not relieve either party from obligations that are expressly indicated to survive termination or expiration of this Agreement, nor shall any termination or expiration of this Agreement relieve Company of its obligation to pay CyDex sums due in respect of Captisol shipped before termination or expiration of this Agreement. Sections 2.4 (Restrictions), 3.5 (Delivery), 3.6 (Quality Control; Acceptance and Rejection), 3.7 (Facilities and Inspections), 3.9 (Product Recalls), 4.3 (Payments; Taxes), 5.2 (Representations, Warranties), 5.3 (Disclaimer), 6.4 (Effect of Termination), 6.5 (Survival) and 7 (General Provisions) shall survive termination or expiration of this Agreement. CyDex shall have the option, in its discretion, either to cancel all outstanding Captisol orders properly made before and pending at the time of termination or to honor and enforce all outstanding Captisol orders properly made before and pending at the time of termination.

7.	GENERAL PROVISIONS.

The following Sections of the License Agreement are incorporated into this Agreement by this reference as if fully set forth herein, with references therein to “this Agreement” being understood to refer to this Supply Agreement rather than to the License Agreement: 4.2 (Taxes), 7.2 (Material Safety), 7.3 (Adverse Event Reporting), 8 (Confidentiality), 10 (Indemnification), 11 (Limitation of Liability), 12 (Management of Intellectual Property), and 14 (General Provisions).
[Remainder of this page left blank intentionally]

IN WITNESS WHEREOF, the parties have executed this Supply Agreement as of the Effective Date.
CYDEX PHARMACEUTICALS, INC.
By:    /s/ Charles Berkman
Name:    Charles Berkman
Title:    Vice President and Secretary
CURX PHARMACEUTICALS, INC.
By:    /s/ Dinendra Sen
Name:    Dinendra Sen
Title:    Chief Executive Officer

EXHIBIT A
PURCHASE PRICES FOR CAPTISOL
All prices are [***].
All prices exclude shipping and insurance.

Grade of Captisol	Price per Kg	Minimum Order Size
Clinical Grade	US$[***]	[***] kg
Commercial Grade	US$[***]	[***] kg

[***].
* * * * *

EXHIBIT B: SPECIFICATIONS

[***]